Exhibit 99.1
Contact:

William R. Council III	John McNamara (212) 554-5485
President and Chief Executive Officer	Rod O’Connor (212) 554-5470
(615) 771-7575	Cameron Associates
Advocat Closes Acquisition of Seven Facility Leaseholds

BRENTWOOD, Tenn — August 10, 2007— Advocat Inc. (NASDAQ: AVCA ) today announced it has closed the acquisition of the leasehold interests and operations of seven skilled nursing facilities from Senior Management Services of America North Texas, Inc. (SMSA). As previously announced, the purchase price is approximately $10.1 million, including approximately $8.6 million in cash, the assumption of certain liabilities and estimated transaction costs. At this purchase price, this acquisition is approximately $8,000 per bed and represents a multiple of approximately 4.2 times May 2007 year to date annualized pro forma EBITDA and 3.0 times 2006 pro forma EBITDA. The transaction is expected to be accretive to Advocat’s earnings and cash flow following the close of the transaction.
Concurrently, the Company completed its previously announced financing with LaSalle Bank NA. The financing consists of a $16.5 million term loan and a $15 million revolving credit facility. The term loan will be used to finance the SMSA acquisition and refinance certain existing Advocat indebtedness. The revolving credit facility will be used to support a letter of credit facility and for working capital needs.
Avondale Partners LLC was Advocat’s financial advisor in relation to the SMSA acquisition and the financing agreements.
Advocat provides long term care services to patients in 49 skilled nursing centers containing 5,671 licensed nursing beds, primarily in the Southeast. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc

Forward-Looking Statements
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this report. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to integrate the seven skilled nursing facilities acquired from Senior Management Services of America North Texas, Inc. into our business and achieve the anticipated cost savings, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, our ability to control costs, changes to our valuation allowance for deferred tax assets, changes in occupancy rates in our facilities, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, the effects of changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations of the Company, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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